December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Best Well Service, Inc.
Liberal, Kansas

We have audited the accompanying balance sheet of Best Well Service, Inc.  (“Best Well”) as of December 31, 2006, and the related statements of operations, stockholder’s equity and cash flows for the years ended December 31, 2006 and 2005.  These financial statements are the responsibility of Best Well 's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Best Well as of December 31, 2006, and the results of its operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 4, 2008

Best Well Service, Inc.
Balance Sheet
December 31, 2006

ASSETS
Current assets
Cash	$2,297,829
Trading securities, at market	705,801
Accounts receivable	1,631,600

Total current assets	4,635,230

Property and equipment, net	4,335,287

TOTAL ASSETS	$8,970,517

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable and accrued expenses	$653,268
Income taxes payable	816,285
Current portion of notes payable	230,431

Total current liabilities	1,699,984

Long-term liabilities
Notes payable	211,466
Deferred income taxes	362,183

TOTAL LIABILITIES	2,273,633

Stockholder’s equity
Common stock, $100 par value per share;10,000 shares authorized; 300 shares issued and outstanding	30,000
Additional paid-in capital	41,540
Retained earnings	6,625,344

Total stockholder’s equity	6,696,884

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$8,970,517

The Accompanying Notes are an Integral Part of the Financial Statements

Best Well Service, Inc.
Statements of Operations
For the Years Ended December 31, 2006 and 2005

	2006	2005

Revenues	$17,182,055	$12,118,399

Operating expenses
Salaries and wages	6,860,915	5,010,888
Drilling service expenses	3,712,918	2,892,502
General and administrative expense	1,626,219	1,696,089
Depreciation	811,131	654,673

Total operating expenses	13,011,183	10,254,152

Income from operations	4,170,872	1,864,247

Other income (expense)
Investment income	133,759	65,474
Interest expense	(15,202)	(14,470)

Income before provision for income taxes	4,289,429	1,915,251

Income tax expense	1,831,058	810,273

Net income	$2,458,371	$1,104,978

Per Share Data
Basic and diluted net income per share	$8,194.57	$3,683.26

Weighted average shares outstanding	300	300

The Accompanying Notes are an Integral Part of the Financial Statements

Best Well Service, Inc.
Statements of Stockholder’s Equity
For the Years Ended December 31, 2006 and 2005

	Common Stock		Additional Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

Balance, December 31, 2004	300	$30,000	41,540	$3,101,995	$3,173,535

Net income	-	-	-	1,104,978	1,104,978

Balance, December 31, 2005	300	30,000	41,540	4,206,973	4,278,513
				(40,000)	(40,000)
Net income	-	-	-	2,458,371	2,458,371
Dividends	-	-	-	(40,000)	(40,000)

Balance, December 31, 2006	300	$30,000	$41,540	$6,625,344	$6,696,884

The Accompanying Notes are an Integral Part of the Financial Statements

Best Well Service, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities
Net income	$2,458,371	$1,104,978
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	811,131	654,673
Deferred income tax expense (recovery)	125,371	(74,785)
Noncash investment income (loss)	(117,995)	(39,023)
Changes in assets and liabilities
Accounts receivable	(594,438)	(157,101)
Prepaid expenses	22,823	(99,712)
Accounts payable and accrued liabilities	291,213	322,891
Income taxes payable	330,552	494,769

Net cash provided by operating activities	3,327,028	2,206,690

Cash flows from investing activities
Capital expenditures	(1,404,399)	(2,122,192)

Cash flows from financing activities
Proceeds of long-term debt	373,801	169,963
Payments on long-term debt	(293,143)	(279,608)
Proceeds of (payments on) related party loans	(104,590)	104,590
Payment of dividends	(40,000)	-

Net cash provided by (used in) investing activities	(63,932)	(5,055)

Increase in cash and equivalents	1,858,697	79,443
Cash and equivalents, beginning of year	439,132	359,689

Cash and equivalents, end of year	$2,297,829	$439,132
Supplemental disclosures
Cash paid for interest	$15,202	$14,470
Cash paid for taxes	$2,043,827	$1,025,357

The Accompanying Notes are an Integral Part of the Financial Statements

Best Well Service, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

Note 1: Organization and Nature of Operations

Best Well Service, Inc. a Kansas corporation, was formed in 1992.  Best Well operates twenty three drilling and core rigs in Kansas, Oklahoma, Nevada, Arizona and Colorado and derives its income from mineral core sampling, deep water well drilling and oil and gas drilling.

Note 2: Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Best Well considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Accounts Receivable

Best Well provides an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer's trade receivable balance.  As of December 31, 2006, there was no allowance provided on accounts receivable due to management’s assessment of the collectability of these items.  No accounts were written off during the years ended December 31, 2006 and 2005.

Credit Risk

Best Well is subject to credit risk relative to its trade receivables.  However, credit risk with respect to trade receivables is minimized due to the nature of its customer base.

Best Well maintains cash balances at one bank and one financial institution. Accounts at the bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Best Well had uninsured cash balances of approximately $2,200,000 as of December 31, 2006.

Trading securities

Best Well classifies its investments as trading based upon the nature of the investment.   Trading securities are primarily marketable equity securities which are reported at estimated fair value with realized and unrealized gains and losses included other income (loss). The estimated fair values of investments are based on quoted market prices or dealer quotes.

Property and Equipment

Property and equipment are carried at cost.   Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Classification	Estimated Useful Life

Drilling rigs & equipment	10 Years
Vehicles	5 Years
Buildings and improvements	5 Years
Office equipment	3 Years

The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repair items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Revenue Recognition

Best Well recognizes service revenue based on rate agreements in effect with customers as the service is provided and realization is assured.

Income Taxes

Best Well has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The differences are primarily differences in depreciation methods used for tax and reported for generally accepted accounting principles.

Net Income per Common Share

Basic net income (loss) per common share amounts are computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible preferred stock and are calculated using the treasury stock method.  As of December 31, 2006, there were no dilutive potential common shares outstanding.

Recent Accounting Pronouncements

Best Well does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 3: Property and Equipment

Property and equipment consisted of the following as of December 31, 2006:

Description	2006

Drilling rigs and equipment	$4,114,764
Vehicles	3,324,241
Buildings and improvements	278,882
Office equipment	72,674

Total	7,790,561
Less: Accumulated depreciation	3,455,274

Property and equipment, net	$4,335,287

Depreciation expense was $811,131 and $654,673 for the years ended December 31, 2006 and 2005, respectively.

Note 4: Trading investments

The aggregate amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair value, trading securities by major security type at December 31, 2006, is as follows:

Description	Cost	Gross Unrealized Gains	Estimated Fair Value

Trading	$470,005	$235,796	$705,801

Note 5: Concentrations

As of December 31, 2006, two of Best Well 's customers accounted for 16% and 11%, of total accounts receivable, and as of December 31, 2005, two of Best Well’s customers accounted for 23% and 22%, respectively. For the years ended December 31, 2006 and 2005, Best Well 's two largest customers accounted for 21% and 15% and 19% and 17%, of total revenues, respectively.

Note 6: Income Taxes

Best Well files its income tax returns using the accrual method of accounting, having converted from the cash method in 2003. Cumulative timing differences resulting from the conversion to the accrual method of accounting for income tax purposes as well as differences in accounting methods for depreciation among others result in a net deferred tax liability and amounted to approximately $861,000 and $547,000 as of December 31, 2006 and 2005, respectively.

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the years ended December 31, 2006 and 2005:

	2006	2005

Federal statutory rate – 34%	$1,458,406	$651,185
State tax rate – 6%	343,154	153,220
Permanent differences	29,498	5,868

Income tax provision	$1,831,058	$810,273

Deferred income tax expense (recovery) amounted to approximately $125,000 and ($75,000) for the years ended December 31, 2006 and 2005, respectively.

Note 7: Fair Value of Financial Instruments

The estimated fair value of the Company's financial instruments is as follows as of December 31, 2006:

The carrying amounts of cash and equivalents, accounts receivable and accounts payable approximated fair value due to the short-term maturity of these instruments.

Marketable securities are presented at estimated market value of $705,801

Note 8 – Long-Term Debt

Long-term debt as of December 31, 2006 consists of the following:

Description	Amount

Notes payable to a financial institution secured by transportation and rig equipment, bearing interest at rates ranging from 0% to 9.1% per annum, due in monthly installments totaling $25,250 maturing at various dates through December 2008	$441,897

Less: current maturities	230,431

Long-term portion	$211,466

The aggregate annual maturities under long-term debt as of December 31, 2003 are as follows:

Year Ending December 31,	Amount

2007	$230,431
2008	151,276
2009	60,190
Total	$441,897

Best Well Service, Inc.
Balance Sheets
 (Unaudited)

ASSETS	September 30, 2007	December 31, 2006
Current assets
Cash	$2,004,562	$2,297,829
Trading securities, at market	789,710	705,801
Accounts receivable	2,121,770	1,631,600

Total current assets	4,916,042	4,635,230

Property and equipment, net	5,585,405	4,335,287

TOTAL ASSETS	$10,501,447	$8,970,517

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable and accrued expenses	$71,918	$653,268
Income taxes payable	285,013	816,285
Current portion of notes payable	295,374	235,285

Total current liabilities	652,305	1,704,838

Long-term liabilities
Notes payable	226,300	206,612
Deferred income taxes	480,502	362,183

TOTAL LIABILITIES	1,359,107	2,273,633

Stockholder’s equity
Common stock, $100 par value per share;10,000 shares authorized; 300 shares issued and outstanding	30,000	30,000
Additional paid-in capital	41,540	41,540
Retained earnings	9,070,800	6,625,344

Total stockholder’s equity	9,142,340	6,696,884

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$10,501,447	$8,970,517

The Accompanying Notes are an Integral Part of the Financial Statements
F-1

Best Well Service, Inc.
Statements of Operations
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006

Revenues	$13,186,260	$12,805,471

Operating expenses
Salaries and wages	4,718,443	4,244,102
Drilling service expense	1,843,083	1,358,677
General and administrative expense	1,764,133	2,409,587
Depreciation	799,453	596,810

Total operating expenses	9,125,112	8,609,176

Income from operations	4,061,148	4,196,295

Other income (expense):
Investment income	168,699	49,794
Interest expense	(7,242)	(10,064)

Income before provision for income taxes	4,222,605	4,236,025

Income tax expense	1,777,149	1,389,763

Net income	$2,445,456	$2,846,262

Per Share Data
Basic and diluted net income per share	$8,151.52	$9,487.54

Weighted average shares outstanding	300	300

The Accompanying Notes are an Integral Part of the Financial Statements
F-2

Best Well Service, Inc.
Statements of Cash Flow
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006
Cash flow from operating activities
Net income	$2,445,456	$2,846,262
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	799,454	596,810
Deferred income taxes	118,319	82,898
Noncash investment loss	(83,909)	(107,966)
Changes in assets and liabilities
Accounts receivable	(490,170)	(1,141,034)
Other assets	-	22,823
Accounts payable and accrued liabilities	(581,350)	(201,571)
Income taxes payable	(531,272)	147,050

Net cash provided by operating activities	1,676,528	2,245,272

Cash flow from investing activities
Capital expenditures	(2,049,572)	(766,776)

Cash flow from financing activities
Proceeds of long-term debt	252,270	280,351
Payments on notes payable	(172,493)	(158,010)
Payments on margin notes payable	-	(104,590)

Net cash provided by (used in) financing activities	79,777	17,751

Increase (decrease) in cash and equivalents	(293,267)	1,496,247
Cash and equivalents, beginning of period	2,297,829	439,132

Cash and equivalents, end of period	$2,004,562	$1,935,379

Supplemental disclosures
Cash paid for interest	$7,242	$10,064
Cash paid for taxes	$2,043,827	$1,153,999

The Accompanying Notes are an Integral Part of the Financial Statements
F-3

Best Well Service, Inc.
Notes to Financial Statements
September 30, 2007 and 2006
(Unaudited)

Note 1: Description of Business

The accompanying unaudited interim financial statements of Best Well Service, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the rules and regulations of the Securities and Exchange Commission.  They do not include all information and notes required by U.S. generally accepted accounting principles for complete financial statements.  These interim financial statements should be read in conjunction with the audited financial statements and the accompanying notes located elsewhere in this private placement memorandum for the years ended December 31, 2006 and 2005.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented have been included.  The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2: Property and Equipment

Property and equipment consisted of the following as of September 30, 2007 and December 31, 2006:

Description	September 30, 2007	December 31, 2006

Drilling rigs and equipment	$4,991,282	$4,114,764
Vehicles	4,495,460	3,324,241
Leasehold improvements	278,882	278,882
Office equipment	74,509	72,674

Total	9,840,133	7,790,561
Less: Accumulated depreciation	4,254,728	3,455,274

Property and equipment, net	$5,585,405	$4,335,287

Note 3: Concentrations

Best Well maintains cash balances at one bank. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Best Well had uninsured cash balances of  approximately $1,900,000 and $2,200,000 as of September 30, 2007 and December 31, 2006, respectively.